                                                                Exhibit (d)(2)

                                   STOCKHOLDERS AGREEMENT dated as of March 31,
                           2000 (this "AGREEMENT"), among Rexam PLC, a public limited company registered in England number 191285 ("REXAM"), and the party listed on Schedule A attached hereto (the "STOCKHOLDER").

                  WHEREAS Rexam, Rexam Acquisition Subsidiary Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Rexam ("SUB"), and American National Can Group, Inc., a Delaware corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for (i) the making of a cash tender offer for Company Common Stock (the "Offer") as provided therein and
(ii) the merger of Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

                  WHEREAS the Stockholder owns (of record or beneficially) the number of shares of capital stock of the Company set forth opposite the Stockholder's name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as the "ORIGINAL SHARES"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the "SUBJECT SHARES"); and

                  WHEREAS as a condition to its willingness to enter into the Merger Agreement, Rexam has required that the Stockholder enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Rexam as follows:

                  (a) ORGANIZATION; AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. The Stockholder (i) is duly organized and validly existing under the laws of its jurisdiction of organization and (ii) has all requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other action on the part of the Stockholder and no other corporate or other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of the Stockholder, (ii) any Contract to which the Stockholder is a party or any of the properties or assets of the Stockholder is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Stockholder or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements, that individually or in the aggregate would not impair in any material respect the ability of the

Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement or prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

                  (b) THE SUBJECT SHARES. The Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, free and clear of any Liens. As of the date of this Agreement, the Stockholder does not own of record any shares of capital stock of the Company other than the Original Shares, nor does the Stockholder beneficially own any shares of capital stock of the Company other than the Original Shares, and the Stockholder does not own (of record or beneficially) any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. The Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of such Subject Shares, except as set forth in Section 3 of this Agreement.

                  SECTION 2. REPRESENTATIONS AND WARRANTIES OF

REXAM. Rexam hereby represents and warrants to the Stockholder as follows:
Rexam (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Rexam Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Rexam and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Rexam and no other corporate proceedings on the part of Rexam are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Rexam and, assuming due execution by the Stockholder, constitutes a valid and binding obligation of Rexam, enforceable against Rexam in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Rexam under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of organization or by-laws or similar organizational documents of Rexam, (ii) any Contract applicable to Rexam or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Rexam or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate would not impair in any material respect the ability of Rexam to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Rexam in connection with the execution and delivery of this Agreement by Rexam or the consummation by Rexam of the transactions contemplated by this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation, (2) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) Rexam Shareholder Approval and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Rexam to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. Any Original Shares purchased by Rexam pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and Rexam shall not offer to sell or otherwise dispose of any Original Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

                  SECTION 3. COVENANTS OF THE STOCKHOLDER. From and after the date hereof and until the termination of this Agreement pursuant to
Section 7, the Stockholder covenants and agrees as follows:

                  (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares (owned of record or beneficially) in favor of, and shall consent in writing to (or cause to be consented in writing to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

                  (b) At any meeting of the stockholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, the Stockholder shall vote (or cause to be voted) all the Subject Shares (owned of record or beneficially) against, and shall not consent in writing to (and shall cause not to be consented in writing to), any of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "ALTERNATIVE TRANSACTIONS") or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "FRUSTRATING TRANSACTIONS").

                  (c) (1) The Stockholder shall tender all the Subject Shares pursuant to the Offer. Such tender shall be made promptly, and in any event no later than the fifth business day following commencement of the Offer. The Stockholder shall not withdraw any Subject Shares tendered pursuant to the Offer prior to the termination of the Merger Agreement. The obligation of the Stockholder to tender and not withdraw the Subject Shares is conditioned only upon lawful commencement of the Offer and otherwise is unconditioned. The Stockholder acknowledges and agrees that Rexam's obligation to accept for payment the Subject Shares in the Offer, including any Subject Shares tendered by the Stockholder, is subject to the terms and conditions of the Offer.

                  (2) Other than pursuant to this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER") or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, or the creation or offer of any derivative security in respect of, any Subject Shares, to or with any person other than pursuant to the Offer and the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares, and shall not commit or agree to take any of the foregoing actions. The Stockholder shall not, nor shall the Stockholder permit any entity under the Stockholder's control to, deposit any Subject Shares in a voting trust.

                  (d) The Stockholder shall not, nor shall the Stockholder permit any of its subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Stockholder or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in any effort or attempt by any person with respect to, any Takeover Proposal or Frustrating Transaction.

                  (e)(i) The Stockholder shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

                  (ii) The Stockholder shall not, nor shall the Stockholder permit any of its subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Stockholder or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without prior consultation with Rexam, except as may be required by applicable law.

                  (f) The Stockholder hereby waives any appraisal rights with respect to, or rights to dissent from, the Merger that the Stockholder may have.

                  (g) (i) (A) If the Merger Agreement is terminated under circumstances in which Rexam is or may become entitled to receive the Termination Fee and an Alternative Transaction is consummated within six months after the termination of this Agreement, then the Stockholder shall pay to Rexam, upon the transfer of any Original Shares in connection with that Alternative Transaction, an amount equal to all of the cash profit (determined in accordance with clause (B) below) associated with the consummation of such Alternative Transaction that is consummated within six months after the termination of this Agreement.

                  (B) The cash profit associated with the consummation of such Alternative Transaction shall equal (x) the aggregate cash consideration paid in respect of the number of Original Shares sold by the Stockholder as a result of the consummation of such Alternative Transaction, less (y) the product obtained by multiplying $18.00 by the number of Original Shares sold by the Stockholder.

                  (ii) If the Effective Time occurs and Rexam for any reason has increased the value of the cash consideration payable in the Offer and the Merger (or, if not the Offer and the Merger, such other transaction that is consummated with Rexam), the Stockholder shall pay to Rexam an amount equal to: (x) the aggregate cash consideration payable in respect of the number of Original Shares sold by the Stockholder, less (y) the product obtained by multiplying $18.00 by the number of Original Shares sold by the Stockholder.

                  (iii) Any payment to be made by the Stockholder pursuant to this Section 3(g) shall be made in cash within three business days following receipt by the Stockholder of such consideration by wire transfer of same day funds to an account designated by Rexam.

                  (h) Rexam agrees to cause the Company to enter into a termination agreement, in form and substance reasonably acceptable to the Stockholder, terminating the Beer Bottle Technology Option Agreement between the Company and Pechiney dated July 28, 1999, as soon as practicable after the Specified Date, but in no event later than five business days thereafter. As soon as practicable after the Specified Date, but in no event later than five business days thereafter, Rexam agrees to cause the Company to enter into an amendment, in form and substance reasonably acceptable to the Stockholder, amending the term of the Shared Services Agreement between the Company and Pechiney Packaging, Inc., dated July 28, 1999, to expire twelve months following the Specified Date. The Stockholder hereby on behalf of itself and its subsidiaries waives any rights to receive a termination fee in connection with the termination of the Shared Services Agreement.

                  SECTION 4. FURTHER ASSURANCES. The Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Rexam may request for the purpose of effectuating the matters covered by this Agreement.

                  SECTION 5. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing. The Stockholder agrees that each certificate representing the Subject Shares shall be inscribed with a legend to such effect. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares shall be adjusted appropriately. In addition, in the event of any other acquisition of additional shares of capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto beside the name of the Stockholder shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments).

                  SECTION 6. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Rexam may assign, in its sole discretion, (x) any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Rexam and (y) any of or all its rights, interests and obligations under Section 3(g), but no such assignment shall relieve Rexam of any of its obligations under this Agreement. Any purported assignment in violation of this Section 6 shall be void. Subject to the preceding sentences of this Section 6, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

                  SECTION 7. TERMINATION. Except as set forth below, this Agreement shall terminate upon the earliest of

(i) the Effective Time, (ii) the later of six months following the termination of the Merger Agreement or December 31, 2000 if the Merger Agreement is terminated pursuant to Section 7.01(b)(i), 7.01(c) or 7.01(f) of the Merger Agreement in circumstances in which Rexam is or may become entitled to receive the Termination Fee and (iii) the termination of the Merger Agreement if terminated for any other reason; PROVIDED that Sections 3(g), 4, 5, 6, 9, 10, 11 and this Section 7 shall not terminate for so long as the Stockholder is or may become required to make payment to Rexam pursuant to Section 3(g), in which event such provisions shall not terminate until the later of (x) the date all such payments have been made and (y) the expiration of the period under Section 3(g) during which such obligation could arise; PROVIDED FURTHER that Section 8 shall not terminate and shall survive indefinitely if this Agreement is terminated pursuant to clause (i) above or is otherwise terminated at any time on or after the Specified Date; and PROVIDED FURTHER that Section 3(h) shall not terminate and shall survive indefinitely if this Agreement is terminated pursuant to clause (i) above. In the event of the termination of this Agreement pursuant to this Section 7, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and except as set forth in this Section 7 all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

                  SECTION 8. RELEASE OF CERTAIN INDEMNIFICATION OBLIGATIONS OF THE STOCKHOLDER. As soon as practicable after the Specified Date, but in no event later than five business days thereafter, Rexam hereby agrees to (a) cause the Company to enter into a termination and release agreement, in form and substance reasonably acceptable to the Stockholder, terminating the Indemnification Agreement dated as of July 28, 1999, between the Company and the Stockholder and releasing the Stockholder from any and all liability pursuant thereto, and (b) cause American National Can Company, a subsidiary of the Company, to enter into an amendment, in form and substance reasonably acceptable to the Stockholder, to the Indemnification Agreement dated as of July 28, 1999, between American National Can Company and the Stockholder deleting clause (ii) of Section 2.01(a) of that Indemnification Agreement and releasing the Stockholder from any and all liability pursuant to such clause (ii).

                  SECTION 9. GENERAL PROVISIONS. (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                  (b) NOTICES. All notices, requests, clauses, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to Rexam in accordance with Section 8.02 of the Merger Agreement and to the Stockholder at its address set forth on Schedule A hereto with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, facsimile: 212-848-7179, attention: David W. Heleniak, Esq.(or at such other address as shall be specified by like notice).

                  (c) INTERPRETATION. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

                  (d) COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

                  (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies.

                  (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                  (g) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

                  SECTION 11. AGENT FOR SERVICE OF PROCESS. The Stockholder hereby appoints Pechiney Plastic Packaging , Inc., with offices on the date hereof at 8770 W. Bryn Mawr Avenue, Chicago, IL 60631, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement that may be instituted in any court described in Section 10. The Stockholder agrees to take any and all action, including the filing of any and all documents, that may be necessary to establish and continue such appointment in full force and effect as aforesaid. The Stockholder agrees that service of process upon the Authorized Agent shall be, in every respect, effective service of process upon the Stockholder.

                  IN WITNESS WHEREOF, Rexam has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                         REXAM PLC

                                         by /s/ ROLF BORJESSON
                                           -----------------------------------
                                           Name: Rolf Borjesson
                                           Title: Chief Executive

                                         STOCKHOLDER:

                                         PECHINEY

                                         by /s/ JEAN-PIERRE RODIER
                                           -----------------------------------
                                           Name: Jean-Pierre Rodier
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                                   SCHEDULE A

                      Number of          Number of
     Name and         Original           Original
    Address of      Shares Owned       Shares Owned
   Stockholder       of Record         Beneficially
   -----------       ---------         ------------
     Pechiney        25,000,000         25,000,000
    7 place du
    Chancelier
     Adenauer
    75218 Paris
      cedex 16
       France
     Facsimile:
  (33-1) 56282000
     Attention:
   Antoine Bied-
     Charreton
